Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FutureFuel Corp.:

We consent to the incorporation by reference in the registration statement on Form S-8 of FutureFuel Corp. and subsidiary (the Company) of our report dated December 27, 2007, with respect to the statements of operations, changes in stockholder’s equity, and cash flows for the ten months ended October 31, 2006 and for the year ended December 31, 2005 of FutureFuel Chemical Company, formerly known as Eastman SE, Inc, which report appears in the December 31, 2007, annual report on Form 10-K of the Company.

/s/ KPMG LLP

St. Louis, Missouri
April 29, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FutureFuel Corp.:

We consent to the incorporation by reference in the registration statement on Form S-8 of FutureFuel Corp. and subsidiary (the Company) of our report dated April 23, 2007, except as to note 21, which is as of December 27, 2007, with respect to the consolidated balance sheet of the Company as of December 31, 2006, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years ended December 31, 2006 and 2005, which report appears in the December 31, 2007 annual report on Form 10-K of the Company.

Our report with respect to the consolidated financial statements refers to the restatement of the consolidated financial statements as of December 31, 2006 and for each of the years ended December 31, 2006 and 2005.

/s/ KPMG LLP

St. Louis, Missouri
April 29, 2008